UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2016

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

In footnote 1B to the Condensed Consolidated Statement of Operations included in the Second Quarter 2016 Update that was furnished as Exhibit 99.1 to Tesla Motors, Inc.’s (the “Company”) Current Report on Form 8-K dated August 3, 2016 (the “Q2 Letter”), the amount of the “Net increase in operating lease vehicles as result of lease accounting and therefore not recognized in automotive cost of sales” for the three and six months ended June 30, 2016 was incorrectly stated (in thousands) as: $97,247 and $456,345, respectively. The correct amounts (in thousands) are: $241,253 and $600,351, respectively.

This error was limited to the above-referenced footnote that was voluntarily provided as supplemental information and that is not required by U.S. generally accepted accounting principles, and did not impact the cost of revenues reported in the Condensed Consolidated Statement of Operations or the Reconciliation of GAAP to Non-GAAP Financial Information included in the Q2 Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Jason Wheeler
Jason Wheeler Chief Financial Officer

Date: August 5, 2016